UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 16 2011

Glimcher Realty Trust
(Exact name of Registrant as specified in its Charter)

Maryland	001-12482	31-1390518
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

180 East Broad Street, Columbus, Ohio	43215
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (614) 621-9000
N/A
(Former name or former address, if changed since last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

 [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.            Entry into a Material Definitive Agreement.

On May 16, 2011, Glimcher Realty Trust (the “Registrant”) and Glimcher Properties Limited Partnership (the “Partnership”) entered into Equity Distribution Agreements with each of KeyBanc Capital Markets Inc. and Wells Fargo Securities, LLC, to sell the Registrant’s common shares of beneficial interest, par value $0.01 per share (the “Securities”), having an aggregate sale price of up to $100,000,000, from time to time through an “at the market” equity offering program, under which KeyBanc Capital Markets Inc. and Wells Fargo Securities, LLC will act as sales agents (the “Sales Agents”).

Pursuant to the Equity Distribution Agreements, the Securities may be offered and sold through any of the Sales Agents in negotiated transactions or transactions that are deemed to be “at the market” offerings as defined in Rule 415 of the Securities Act of 1933, as amended, including sales made by means of ordinary brokers’ transactions, including on the New York Stock Exchange, at market prices or as otherwise agreed to with the Sales Agents.  The Equity Distribution Agreements provide that each Sales Agent will be entitled to compensation equal to 2.00% of the gross sales price of the Securities sold through such Sales Agent from time to time under the applicable Equity Distribution Agreement.  The Registrant may also sell Securities to a Sales Agent as principal for its own account at a price agreed upon at the time of sale.  The Registrant has no obligation to sell any of the Securities under the Equity Distribution Agreements, and may at any time suspend solicitation and offers under the Equity Distribution Agreements.

The Securities will be issued pursuant to the Registrant’s shelf registration statement on Form S-3 (File No. 333-172462).  The Registrant filed a prospectus supplement, dated May 16, 2011 with the Securities and Exchange Commission in connection with the offer and sale of the Securities.

The Sales Agents and their affiliates have provided, and may in the future provide, various investment banking, commercial banking, fiduciary and advisory services to the Registrant from time to time for which they have received, and may in the future receive, customary fees and expenses.  In addition, KeyBank National Association, an affiliate of KeyBanc Capital Markets Inc., serves as administrative agent under the Registrant’s corporate credit facility and KeyBanc Capital Markets Inc. serves as lead arranger and book manager. Wells Fargo Bank, N.A., an affiliate of Wells Fargo Securities, LLC, is a lender under the Registrant’s corporate credit facility. To the extent any proceeds from the sale of the Securities are used to reduce amounts outstanding under the Registrant’s corporate credit facility, such affiliates will receive a portion of such proceeds.

Copies of the Equity Distribution Agreements are attached as Exhibits 1.1 and 1.2 to this Current Report on Form 8-K, and are incorporated by reference herein.

Item 8.01.            Other Events.

On May 16, 2011, the Registrant issued a press release announcing that it had commenced an “at the market” equity offering program. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

On May 16, 2011, Squire, Sanders & Dempsey (US) LLP delivered its legal opinion with respect to the Securities to be issued pursuant to the Equity Distribution Agreements and McDonald Hopkins LLC delivered its legal opinion with respect to certain tax matters, copies of which are attached as exhibits to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01            Financial Statements and Exhibits.

(d)           Exhibits

1.1	Equity Distribution Agreement, dated May 16, 2011, among the Registrant and the Partnership, on the one hand, and KeyBanc Capital Markets Inc., on the other hand.

1.2	Equity Distribution Agreement, dated May 16, 2011, among the Registrant and the Partnership, on the one hand, and Wells Fargo Securities, LLC, on the other hand.

5.1	Opinion of Squire, Sanders & Dempsey (US) LLP.

8.1	Tax opinion of McDonald Hopkins LLC.

23.1	Consent of Squire, Sanders & Dempsey (US) LLP (included in Exhibit 5.1).

23.2	Consent of McDonald Hopkins LLC (included in Exhibit 8.1).

99.1	Press Release of the Registrant dated May 16, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Glimcher Realty Trust
(Registrant)

Date: May 16, 2011	By:	/s/ Mark E. Yale
Mark E. Yale
Executive Vice President, Chief Financial
Officer and Treasurer